Exhibit 23.1




CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
California Water Service Group


We consent to incorporation by reference in the registration statements (Nos. 333-46447 and 333-103721 on Form S-3 and No. 333-60810 on Form S-8) of
California Water Service Group of our reports dated January 29, 2003, except as to Note 16, which is as of February 28, 2003, with respect to the consolidated balance sheet of California Water Service Group and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, common stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2002, and the related schedule, which reports appear in or are incorporated by reference in the December 31, 2002, annual report on Form 10-K of California Water Service Group.


                                                  /s/ KPMG LLP


Mountain View, California
March 20, 2003





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